SERVICE AGREEMENT
(APPENDIX B to ACQUISITION AGREEMENT)
Reference Code:  GP/ICL/082000

THIS AGREEMENT is made this 31st day of July, 2000, in the city of Vancouver, Province of British
Columbia.

BETWEEN:

Global Pacific Telecom, Inc., a corporation duly registered in the Province of British Columbia with its business address at the SUITE 520
Broadway Plaza, 601 West Broadway, Vancouver, BC;
and,
(Hereinafter referred to as "Party A")
AND:

Ben Choi & eBusiness Solutions Inc., a Technical
Consultant Group and Promoters of Global Pacific
Telecom shares, having its place of business at 110-12871 Clarke Place, Richmond, BC;
(Hereinafter referred to as "Party B")

WHEREAS:
1.   Party A has changed its name to Global
Pacific Telecom, Inc. from its original name of Global Pacific Enterprises, Inc. (either company hereunder referred to as the "Company")

2. Party A is an internet company in the process of finalizing its web site in the field of providing web community service facilities for online distance education and e-commerce.

3. Party B and some acquaintances of Part B, have purchased a certain number of shares of the Company during its initial Private Placement and these parties had expressed interest in the welfare of the company.

4.   Party B represents itself as a capable
technical and knowledgeable entity in the fields of endeavor of the company and is available to act as a technical consultant;

NOW TAHEREFORE, the Parties hereby agree and covenant to the following:

1. Party B agrees to do their best to assist the company further its fund-raising campaign by recommending/introducing its acquaintances to purchase Company shares during its continual private placement program and to give the Company moral support as well as assisting the Company to keep these potential and current acquaintances uphold their confidence in the Company.
2. Party B shall carry out its consulting duties in an honorable, professional manner befitting of a professional at all times, keeping the interest of the Company in mind continuously, as also being shareholders of Party A, it has been retained by Party A on a professional capacity;

3. Party A shall retain Party B as its technical consultant and Promoter with a provision to review the remuneration package prior to the execution of subsequent contracts;

4.   Party A agrees to pay Party B a gross cash
consultant fee, inclusive of any statutory pay to
which Party B may be entitled, equivalent to
$7,000 per month payable semi-monthly.   In
addition, the Party A shall pay to Party B the following stock of the Company:

a.   Upon 3 months of the agreement, 300,000
common shares of the Company;
b.   Upon 6 months of the agreement, another
300,000 common shares of the Company;
c. Upon 18 months of agreement, another 300,000 common shares of the Company.

Both Parties agree that Party B be paid $3,500 the first month, $3,500 the second month, $7,000 the third month, $7,000 the fourth month, $10,500 the fifth month, $10,500 the sixth month and $7,000 on subsequent months.

5. Both arties agree that this is a service contract with remuneration based on performance on the part of the consultants.

6. TH work of the Technical Consultants and their promotional/marketing activities for the
Company shall include but not limited to the following:

-   To review, analyze and substantiate Prismnet
Internet Services' scope of work and percentage completion of work.
- Coordinate with Prismnet Internet Services to oversee the testing and beta launch of the website
33online.com.
- Work with Prismnet Internet Services during program development stage such that the program or frame/platform, etc. will accept the online contents.
-   Plan and strategize the amalgamation of
33online.com with ecomcities.com.
- Ascertain a workable delivery system of the Company's online course contents to online students in China and Asia as a whole.
- Coordinate with Crown College in getting the teaching material/contents in online deliverable formats for the 33online website or other designated website(s) to accept and deliver the material.
- Devise, design or otherwise set up entire system for the Company to carry its online learning objectives.
- Further existing B2B programs to include fully automated web design, hosting and maintenance facilities and other e-commerce businesses.
-  Maintain the Company websites to ensure
continuous functionality and performance.
- Maintain and trouble shoot all present and future client web pages, hosting and maintenance requirements as needed.
- Maintain and oversee all Company software and hardware for proper execution.
- Every and all issues and concerns involving and related to web, internet and other technical issues shall be resolved by Party B and its associates, all inclusive under the above-mentioned performance and remuneration package.

7.   Both Parties agree that should Party B fall
short of its performance duties, the Company
reserves the right to cancel or adjust the
remuneration package.   However, such measure
shall not be executed prior to six (6) months after the effectiveness of this Agreement.

8.   To protect the solidarity of the public
company from unscrupulous major shareholders
selling large quantities of their shares
uncontrolled, both the Party A and the Party B
agree to sell certain controlled allotments of
shares on a pro-rata basis as per guidelines set
out in a standard "pooling" agreement.   Such
controlled selling is needed to prevent
unreasonable slides in the share price.

9. This Agreement shall become null and void in the event that Party A becomes inoperable, in the state of insolvency or bankruptcy or its business closed due to Act of God.

10. Contingent to the terms and conditions above stated, this Agreement becomes effective on August
1, 2000.

IN WITNESSTH WHEREOF the parties hereto have hereunto set their hands the day and year first above written.

SIGNED, SEALED AND DELIVERED
By the authorized signatories of
GLOBAL PACIFIC TELECOM, INC.
(formerly Global Pacific Enterprises, Inc.)
in the presence of its authorized signatory(ies):

/s/Robin Y. Young
---------------------------
Name: Robin Y. Young
Position: President

/s/Alan Kwong
---------------------------
Name:  Alan Kwong
Position: Vice-President, Marketing & Promotion)

SIGNED, SEALED AND DELIVERED
By the authorized signatories of Ben Choi & eBusiness Solutions, Inc.

/s/Norman Tse
---------------------------
Name: Norman Tse
Position: Secretary

/s/Ben Choi
---------------------------
Name: Ben Choi
Position: President